Exhibit 5.1

Stradley Ronon Stevens & Young, LLP
Suite 2600
2005 Market Street
Philadelphia, PA 19103-7018
Telephone 215.564.8000
Fax 215.564.8120
www.stradley.com

August 8, 2014

Customers Bancorp, Inc.
1015 Penn Avenue
Suite 103
Wyomissing PA 19610

Re:           Registration Statement on Form S-8 of Customers Bancorp, Inc.

Ladies and Gentlemen:

We have acted as counsel to and for Customers Bancorp, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8, including the required statutory prospectus which forms a part thereof (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Act”), 1,650,000 shares (the “Shares”) of the Company’s voting common stock, par value $1.00 per share.  The Shares are issuable under the Amended and Restated Customers Bancorp, Inc. 2014 Employee Stock Purchase Plan (the “Plan”).

We have examined copies of (i) the Registration Statement, (ii) the Plan, (iii) the Company’s Amended and Restated Articles of Incorporation, as amended, included as Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on April 30, 2012, as amended by the Amendment included as Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on July 2, 2012, (iv) the Company’s Amended and Restated Bylaws, included as Exhibit 3.2 to the Company’s Form 8-K filed with the Commission on April 30, 2012, (v) a certificate of the Secretary of the Company dated as of the date hereof, and (vi) such other records, documents and statutes as we have deemed necessary for purposes of this opinion letter.

In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified, electronic or photostatic copies.

The law covered by the opinions expressed herein is limited to the federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States of America and the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the Commonwealth of Pennsylvania. We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof, or the application of securities or “blue sky” laws of any jurisdiction (except federal securities laws). This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of the Commission’s Regulation S-K, and we express no opinion as to any matter pertaining to the contents of the Registration Statement, or any prospectus supplement, other than as expressly stated herein with respect to the issuance of the Shares.

Philadelphia, PA ● Malvern, PA ● Harrisburg, PA ● Wilmington, DE ● Cherry Hill, NJ ● Washington, DC
A Pennsylvania Limited Liability Partnership

Customers Bancorp, Inc.
August 8, 2014

Our opinions are limited and qualified in all respects by the effects of (i) general principles of equity and limitations on availability of equitable relief, including specific performance, whether applied by a court of law or equity, and (ii) bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance or fraudulent transfer, receivership, and other laws now or hereafter in force affecting the rights and remedies of creditors generally (not just creditors of specific types of debtors) and other laws now or hereafter in force affecting generally only creditors of specific types of debtors.

This opinion letter is given only with respect to laws and regulations presently in effect.  We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

Based upon, and subject to, the foregoing, and subject to the qualifications, assumptions and limitations herein stated, we are of the opinion that when the Shares have been issued and delivered upon payment in full of the consideration therefor, as described in the Registration Statement and in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

This opinion is to be used only in connection with the Registration Statement and may not be used, quoted or relied upon for any other purpose without our prior written consent.

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and we further consent to any reference to our firm in the Registration Statement as legal counsel who have passed upon the validity of the Shares of the Company proposed to be issued.  In giving such consent, we do not hereby admit that we are “experts” within the meaning of the Securities Act, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ STRADLEY RONON STEVENS & YOUNG, LLP